Exhibit 10.4
SECOND AMENDMENT TO
CONSTRUCTION AND TERM LOAN AGREEMENT

THIS AMENDMENT TO CONSTRUCTION AND TERM LOAN AGREEMENT (“Second Amendment”) dated as of the 30th day of December, 2008 (the “Effective Date”), is entered into by and between SHOW ME ETHANOL, LLC, a Missouri limited liability company  (the “Borrower”) and FCS FINANCIAL, PCA, as agent (the “Agent”) for itself and on behalf of the other Banks.

WITNESSETH:

WHEREAS, that as of March 1, 2007, the parties hereto, along with the Banks, entered into that certain Construction and Term Loan Agreement (the “Loan Agreement”), wherein, among other things, Agent provided funds to Borrower in connection with the construction of the Project; and

WHEREAS, that as of June 2, 2008, the parties hereto entered into that certain First Amendment to Construction and Term Loan Agreement (the “First Amendment”) wherein among other things the Agent and the Banks agreed to allow Borrower to raise additional funds to complete the Project; and

WHEREAS, Borrower and Agent hereby desire to further amend the Loan Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations at any time made to or for the benefit of Borrower by the Banks, the Borrower, the Banks and Agent agree as follows:

1.           Certain Defined Terms.  The parties hereto acknowledge and agree that the following items of Section 1.01 “Certain Defined Terms” shall be deleted in their entirety and amended as follows:

“Equity Drive” shall mean Borrower’s Capital Call of its Members or request for voluntary equity contributions where in the Borrower desires to generate additional $10,000,000.00 in equity.

“Existing 2008 Contracts” shall mean those 2008 corn purchase order contracts entered into by Borrower and Ray-Carroll as set forth on Exhibit 6.3 attached hereto.

“Forbearance Period” shall mean the September 30, 2008 through February 2, 2009.

“LIBOR Margin” shall mean with respect to such portions of the Loan which are Revolving LIBOR Rate Loans, 3.5% (350 Basis Points).

“Ray-Carroll Equity” shall mean Ray-Carroll’s additional investment, in a form reasonably acceptable to Agent and participating Banks, to allow Borrower to fulfill its obligations under the Existing 2008 Contracts.

“Revolving Loan Commitment” shall mean $5,000,000.00, as such amount may be reduced or terminated from time to time pursuant to Section 4.4 or 11.1.”

2.            Term Loan.  The parties hereto acknowledge and agree that Sections 2.03(b) and (c) of the Loan Agreement shall be deleted in their entirety and replaced with the following:

“(b)         Term Loan.  The Term Loan shall be a Term LIBOR Rate Loan, and the Borrower shall notify the Agent no later than 12:00 p.m. (noon) (St. Louis, Missouri time) on a Business Day which is at least three (3) Business Days of any changes in the Interest Period of the Term LIBOR Rate Loans then outstanding.  For each Term LIBOR Rate Loan, the Borrower shall specify the Interest Period therefore; provided, however, should Borrower fail to designate the Interest Period for any Term LIBOR Rate Loan, that Term LIBOR Rate Loan shall be deemed a three (3) month Term LIBOR Rate Loan.  Each Term LIBOR Rate Loan shall be in an amount equal to $1,000,000.00 or incremental multiples of $1,000,000.00.  Each Bank shall extend to the Borrower each Type of Loan selected by the Borrower, in an amount equal to its Pro Rata Share of the Loan; provided, however, that except as hereinafter specifically provided in this Section 2.03(b), at no time shall the Outstanding Credit applicable to a Bank exceed such Bank’s Commitment as set forth in Schedule 2.01(a).

(c)           Payment of Term Loan.  The amortization period for the repayment of the Term Loan shall be a period of ten (10) years commencing as of the Conversion Date.  Interest on Term LIBOR Rate Loans will be payable in arrears on a monthly basis.  Quarterly installments of principal in an amount sufficient to fully amortize the Term Loan over said amortization period in substantially equal payments will be required beginning on the first day of the fourth month following the Conversion Date, and continuing on the first day of each and every third calendar month thereafter until the Term Maturity Date, at which time the outstanding principal balance of the Term Loan, and all accrued and unpaid interest will be due and payable in full.  During the term of the Term Loan, the Borrower may, upon prior written notice to the Agent, defer up to two (2) quarterly principal payments to the Term Maturity Date.”

3.           Additional Reporting Requirements.  The parties acknowledge and agree that a new Subsections 5.01(c)(xiii)-(xv) shall be inserted in Section 5.01(c) and read as follows:

“(xiii)   on a weekly basis, and promptly following any request, Borrower’s current cash forecast in a form reasonably acceptable to Agent.

(xiv)     as soon as available, but in any event within ten (10) days following the completion of each calendar month, Borrower shall provide Agent with a detailed report of Borrower’s hedging positions.

(xv)      prior to the end of the Forbearance Period, detailed financial projections for completion of Borrower’s obligations under Existing 2008 Contracts and promptly following any material revisions to the Borrower’s financial projections.”

4.           Additional Affirmative Covenants.  The Parties hereto acknowledge and agree that a new Section 5.01(r) “Equity Drive” shall be added to the Agreement and shall read as follows:

“(r)           Equity Drive.  Borrower shall promptly notify Lender if Borrower has any reason to anticipate that the Equity Drive shall fail to obtain the minimum member approval required to successfully complete the Capital Call or receive voluntary capital contributions of a minimum of $8,000,000.”

5.           Ray Carroll/Existing 2008 Contacts.  The Parties hereto acknowledge and agree that a new Section 6.01(t) shall be added to the Agreement and shall read as follows:

“(t)           Failure of Borrower to receive within forty-five (45) days following the completion of the Equity Drive, an additional investment, in a form reasonably acceptable to Agent and participating Banks, from Ray-Carroll, or other party, to provide additional Subordinated Debt or additional equity to allow Borrower to fulfill its obligations under the Existing 2008 Contracts (the “Ray-Carroll Equity”).”

6.           Release/Lender Liability.  The Parties hereto acknowledge and agree that a new Section 8.18 “No Existing Default; Waiver and Release by Borrower” shall be added to the agreement, and shall read as follows:

“8.18 NO EXISTING DEFAULT; WAIVER AND RELEASE BY BORROWER.  FOR AND IN CONSIDERATION OF THE EXECUTION AND DELIVERY BY LENDER OF THIS AGREEMENT, BORROWER HEREBY RELEASES AND DISCHARGES LENDER, ITS PAST, PRESENT AND FUTURE AFFILIATES, DIRECTORS, OFFICERS, PRINCIPALS, SHAREHOLDERS, EMPLOYEES, TRANSFEREES, ATTORNEYS AND AGENTS FROM ANY AND ALL CLAIMS, LIABILITIES, OBLIGATIONS, RIGHTS OR CAUSES OF ACTION OF ANY KIND AND NATURE IN LAW OR IN EQUITY BASED UPON ANY ACT, EVENT OR RELATIONSHIP OCCURRING OR EXISTING AT ANY TIME IN THE PAST, UP TO AND THROUGH THE DATE ON WHICH THIS AGREEMENT IS EXECUTED, INCLUDING, WITHOUT LIMITATION, ALL CAUSES OF ACTION IN LAW OR IN EQUITY FOR BREACH OF CONTRACT, LENDER LIABILITY, FAILURE TO ADVANCE FUNDS, REFUSAL TO LOAN MONEY, NEGLIGENCE, MISREPRESENTATION, FRAUD, VIOLATION OF THE DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, USURY, INTENTIONAL INTERFERENCE WITH CONTRACTUAL OR BUSINESS RELATIONSHIPS, ANTITRUST VIOLATIONS, UNFAIR TRADE PRACTICES, DAMAGES, INFLICTION OF EMOTIONAL DISTRESS OR MENTAL ANGUISH, ACTUAL DAMAGES, EXEMPLARY DAMAGES, CONSEQUENTIAL DAMAGES, AND ALL CLAIMS, LIABILITIES, OBLIGATIONS, RIGHTS OR CAUSES OF ACTION BASED UPON THE EXISTING LOANS AND THE PARTIES’ PAST DEALINGS AND RELATIONSHIPS INCLUDING, BUT NOT LIMITED TO, ANY WRITTEN OR ORAL AGREEMENTS OF ANY KIND OR NATURE ENTERED INTO OR ALLEGED TO HAVE BEEN ENTERED INTO PRIOR TO THE DATE OF THIS AGREEMENT.  ADDITIONALLY, BORROWER FURTHER HEREBY WAIVES ANY AND ALL DEFENSES, OFFSETS AND COUNTERCLAIMS TO LENDER’S ENFORCEMENT OF THE LOAN DOCUMENTS OR ANY ACTION BY LENDER TO FORECLOSE THE SECURITY INTEREST, WHETHER SECURED BY REAL OR PERSONAL PROPERTY AND COVENANTS AND AGREES THAT NO RIGHT IS RESERVED BY THE BORROWER TO MAKE ANY CLAIM AGAINST THE LENDER, OR ITS PAST, PRESENT AND FUTURE AFFILIATES, DIRECTORS, OFFICERS, PRINCIPALS, SHAREHOLDERS, EMPLOYEES, TRANSFEREES, ATTORNEYS AND AGENTS, ARISING FROM THE MATTERS ABOVE REFERENCED.

BORROWER HEREBY EXPRESSLY AGREES THAT THE TERMS OF THIS SECTION 8.18 EXTEND TO CLAIMS WHICH BORROWER DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THIS AGREEMENT, WHICH IF KNOWN BY ANY OF THEM WOULD MATERIALLY AFFECT ITS DECISION TO EXECUTE THIS AGREEMENT, AND EXPRESSLY WAIVE THE APPLICATION OF ANY LAW OR DECISION WHICH WOULD EXCLUDE PARTICULAR CLAIMS FROM THE APPLICATION OF THIS SECTION 8.18 IF BORROWER HAD BEEN AWARE OF ANY SUCH CLAIMS AT THE TIME OF THE EXECUTION OF THIS AGREEMENT.

BORROWER SPECIFICALLY FURTHER ACKNOWLEDGES THAT IT SOUGHT AND RECEIVED OR HAD THE OPPORTUNITY TO SEEK AND RECEIVE LEGAL COUNSEL CONCERNING THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THIS SECTION 8.18 AND THIS AGREEMENT, IS ENTERED INTO SOLELY IN RELIANCE UPON BORROWER’S OWN KNOWLEDGE, BELIEF AND JUDGMENT AND NOT UPON ANY REPRESENTATION MADE BY THE LENDER OR ITS PAST, PRESENT AND FUTURE AFFILIATES, DIRECTORS, OFFICERS, PRINCIPALS, SHAREHOLDERS, EMPLOYEES, TRANSFEREES, ATTORNEYS AND AGENTS.”

7.           Forbearance Period/Financial Covenants.  The Parties hereto acknowledge and agree that during the Forbearance Period and for all financial statements and related data provided to Agent for periods during the Forbearance Period, Borrower shall be required to maintain a Net Worth of not less than $15,000,000.00 and shall maintain a minimum equity to total assets percentage of not less than Twenty percent (20%), each to be measured on a monthly basis at the end of each month.  Additionally, the Parties acknowledge that Borrower’s minimum equity ratio for November, 2008 was 19.4% and Agent further acknowledges the ratio as acceptable on a one-time basis.

8.           Compliance Certificate.  The Parties hereto acknowledge and agree that the Compliance Certificate attached hereto as Exhibit B shall replace the Compliance Certificate attached to the Loan Agreement as Exhibit B.

9.           Conditions Precedent to this Second Amendment.  The Parties hereto acknowledge and agree that following shall be condition precedent to the execution and delivery of this Amendment by Lender:

9.1           Current Statements of Borrower’s Cash Flow.  Borrower shall have delivered to Lender, Borrower’s current cash forecast.

9.2           Current Hedging Report; Hedging Policy.  Borrower shall have delivered to Lender, Borrower’s current report on its hedging positions and a copy of Borrower’s hedging policy, if any; each of which shall be acceptable to Lender, in its sole discretion.

10.           Amendment Fee.  Upon execution of this Amendment, Borrower shall pay to Lender an amendment fee equal to ten (10) basis points on the total Term Loan Commitment.

11.           Treatment of the Subordinated Debt/Ray-Carroll Equity.  The Agent hereby acknowledges and agrees that Subordinated Debt, in the form of the Member Loan and the Ray-Carroll Equity, for purposes of the Borrower’s Net Worth financial covenant and Borrowing Base calculation, shall be included as “equity” and not as “debt”.

12.           Acknowledgement of Change in Control.  By execution of this Second Amendment, Lender hereby acknowledges the appointment of Dennis Alt as General Manager and Chief Restructuring Officer of the Borrower, and consents to such appointment.

13.           Multiple Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.           Reaffirmation of Previous Terms and Conditions.  All of the remaining terms and conditions of the Agreement, as amended, where not inconsistent with the above, shall remain the same and are hereby republished, reaffirmed and restated as of the date hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and duly authorized, as of the date first above written.

BORROWER:

SHOW ME ETHANOL, LLC,
a Missouri limited liability company

By:
Title:

AGENT, for itself and on behalf of the Banks:

FCS FINANCIAL, PCA

By:
Title:

EXHIBIT B

Compliance Certificate

TO:	FCS Financial, PCA (the “Agent”)

Pursuant to that certain Construction and Term Loan Agreement dated _________, 2007, by and between Show Me Ethanol, LLC, a Missouri limited liability company (the “Borrower”), the Agent, and the Banks identified therein, and any amendments thereto and extensions thereof (the “Loan Agreement”), the undersigned hereby represents, warrants and certifies to the Agent and the Banks as follows:

1.
The financial statement(s) attached hereto are complete and correct in all material respects and fairly present the financial condition of the Borrower as of the date of said financial statement(s) and the result of its business operations for the period covered thereby;

2.
Repeats and reaffirms to the Agent each and all of the representations and warranties made by the Borrower in the Loan Agreement and the agreements referred to therein or related thereto, and represents and warrants to the Agent that each and all of said warranties and representations are true and correct as of the date hereof;

3.
No Event of Default (as that term is defined in the Loan Agreement), and no event  which with the giving of notice or the passage of time or both would constitute an Event of Default (except for those items addressed in Section 7 of the Second Amendment), has occurred and is continuing as of the date hereof;

4.	Borrower has not purchased or entered into any corn purchase or ethanol contracts in violation of Borrower’s Hedging Policy.

IN WITNESS WHEREOF, the undersigned has signed and delivered this Certificate to the Agent as of the ____ day of _________________, ____.

BORROWER:

SHOW ME ETHANOL, LLC
a Missouri limited liability company

By:
Title:

EXHIBIT 6.3

Existing 2008 Contracts

Purchase Order Status	December 4, 2008 12:20 PM
Show Me Ethanol, L. L. C.	Page 1
mikec

Item: No.: CORN

Document No.	Buy-from Vendor No.	Expected Date	Quantity	Quantity Received	Outstanding Quantity	Direct Unit Cost Excl. Tax	Line Discount Amount	Inv. Discount Amount	Outstanding Amount

CORN	Corn
6388	V03840	01/31/08	100,000.00		100,000.00	6.99			699,000.00
6365	V03840	11/30/08	525,000.00		525,000.00	6.4575			3,390,187.50
6366	V03840	11/30/08	100,000.00		100,000.00	5.7975			579,750.00
6401	V03840	11/30/08	100,000.00	81,152.48	18,847.52	6.6975			126,231.27
6406	V03840	11/30/08	100,000.00		100,000.00	6.22			622,000.00
6407	V03840	11/30/08	100,000.00		100,000.00	6.27			627,000.00
6393	V03840	12/30/08	200,000.00		200,000.00	6.9475			1,389,500.00
6399	V03840	12/30/08	100,000.00		100,000.00	6.8475			684,750.00
6390	V03840	12/31/08	150,000.00		150,000.00	7.075			1,061,250.00
6391	V03840	12/31/08	200,000.00		200,000.00	7.03			1,406,000.00
6392	V03840	12/31/08	200,000.00		200,000.00	6.8975			1,379,500.00
6394	V03840	12/31/08	200,000.00		200,000.00	6.9975			1,399,500.00
6400	V03840	12/31/08	100,000.00		100,000.00	6.8975			689,750.00
6402	V03840	12/31/08	100,000.00		100,000.00	6.7475			674,750.00
6403	V03840	12/31/08	100,000.00		100,000.00	6.7975			679,750.00
6404	V03840	12/31/08	200,000.00		200,000.00	6.5375			1,307,500.00
6408	V03840	12/31/08	100,000.00		100,000.00	6.32			632,000.00
6389	V03840	01/31/09	150,000.00		150,000.00	7.025			1,053,750.00
ACC1	V03840	02/20/09	1,050,000.00		1,050,000.00	7.195			7,554,750.00
ACC2	V03840	02/20/09	1,005,000.00		1,005,000.00	6.99			7,024,950.00
6398	V03840	05/31/09	100,000.00		100,000.00	6.7975			679,750.00
CORN	Item Total		4,980,000.00	81,152.48	4,898,847.52		0.00	0.00	33,661,618.77

	Report Total								33,661,618.77